UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

KINTERA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

KINTERA, INC.

9605 Scranton Road, Suite 200

San Diego, CA 92121

(858) 795-3000

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER     , 2007

TO THE STOCKHOLDERS OF KINTERA, INC.:

NOTICE IS HEREBY GIVEN that the Special Meeting of Stockholders of Kintera, Inc., a Delaware corporation (the “Company”), will be held on     , December     , 2007 at     :00     .m. Pacific Time at the Company’s offices at 9605 Scranton Road, Suite 200, San Diego, California, for the following purposes:

1.     To amend the 2003 Equity Incentive Plan to increase the maximum aggregate number of shares that may be issued thereunder by 1,000,000.

2.     To amend the 2000 Stock Option Plan, the 2003 Equity Incentive Plan and the 2004 Equity Incentive Plan (Fundware) to authorize the Compensation Committee of the Board of Directors to effect a repricing of outstanding stock options under these plans.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on November 19, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at this Special Meeting and at any adjournment or postponement thereof. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 9605 Scranton Road, Suite 200, San Diego, California 92121.

By Order of the Board of Directors

Alexander A. Fitzpatrick Senior Vice President, General Counsel and Secretary

San Diego, California

December     , 2007

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

PROXY STATEMENT

FOR SPECIAL MEETING OF STOCKHOLDERS

To Be Held                 , December     , 2007

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the board of directors (the “Board of Directors”) of Kintera, Inc., a Delaware corporation (the “Company” or “we”), for use at the Special Meeting of Stockholders to be held on December     , 2007, at     :00     .m. Pacific Time (the “Special Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting of Stockholders. The Special Meeting will be held at the Company’s offices at 9605 Scranton Road, Suite 200, San Diego, California. The Company intends to mail this proxy statement and accompanying proxy card on or about December     , 2007 to all stockholders entitled to vote at the Special Meeting.

Solicitation

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the Company’s stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of the Company’s stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

Only holders of record of shares of our common stock at the close of business on November 19, 2007 (the official record date) will be entitled to notice of and to vote at the Special Meeting and any adjournment thereof. At the close of business on November 19, 2007, the Company had outstanding and entitled to vote 40,333,993 shares of common stock.

Each holder of record of shares of our common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the Special Meeting.

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the Company’s outstanding shares entitled to vote are represented at the meeting, either in person or by proxy. All votes will be tabulated by the inspector of elections appointed for the meeting by the Board of Directors, who will tabulate affirmative and negative votes, abstentions and broker non-votes. Votes for and against, abstentions and broker non-votes will each be counted for determining the presence of a quorum.

Broker Non-Votes

A broker non-vote occurs when a broker submits a proxy card with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in “street name”), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors, increases in authorized common stock for general corporate purposes and ratification of auditors. Non-routine matters include amendments to stock plans. Accordingly, at the Special Meeting, brokers who have not received instructions regarding shares held in street name will not have authority to vote on Proposals 1 and 2.

Voting and Revocability of Proxies

Properly executed proxies will be voted in the manner specified therein. If no direction is made on the proxies, such properly executed proxies will be voted FOR Proposals 1 and 2. Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Chief Financial Officer of the Company at the Company’s principal executive offices located at 9605 Scranton Road, Suite 200, San Diego, CA 92121, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2008 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, is February 20, 2008. Stockholders are also advised to review the Company’s Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

PROPOSAL 1

APPROVAL OF AMENDMENT TO 2003 EQUITY INCENTIVE PLAN

At the Special Meeting, the stockholders will be asked to approve an amendment to the Kintera, Inc. 2003 Equity Incentive Plan (the “2003 Plan”) to increase by 1,000,000 the maximum number of shares of common stock that may be issued under the 2003 Plan, to 10,550,000 shares. On October 31, 2007, the Company’s Compensation Committee and the Board of Directors adopted, subject to stockholder approval, an increase to the share reserve of the 2003 Plan of 1,000,000 shares. The Company’s stockholders have previously authorized the Company to issue under the 2003 Plan up to 9,550,000 shares of the common stock (subject to adjustment upon certain changes in the capital structure of the Company). However, the actual number of awards which may be granted under the 2003 Plan is reduced, at all times, by the number of stock options outstanding, and the number of shares issued upon exercise of options granted, under our 2000 Stock Option Plan.

The Compensation Committee and the Board of Directors believe that in order to successfully attract and retain the best possible candidates for positions of responsibility, the Company must continue to offer a competitive equity incentive program. As of October 31, 2007, only 1,559,001 shares remained available for the future grant of stock awards under the 2003 Plan, and the Board of Directors believes that additional shares must be made available to meet the Company’s anticipated needs. Therefore, as described above, the Compensation Committee has unanimously adopted, subject to stockholder approval, an amendment to increase the maximum number of shares of common stock issuable under the 2003 Plan by 1,000,000 shares to a total of 10,550,000 shares (subject to adjustment upon certain changes in the capital structure of the Company), which number of shares will be reduced, at all times, by the number of shares subject to outstanding stock options, and the number of shares issued upon exercise of outstanding options granted, under our 2000 Stock Option Plan (the “2000 Plan”), to ensure that the Company will continue to have available a reasonable number of shares for its stock award program.

Summary of the 2003 Plan

The following summary of the 2003 Plan is qualified in its entirety by the specific language of the 2003 Plan, a copy of which is available to any stockholder upon request.

General. The purpose of the 2003 Plan is to provide an incentive program that will enable us to attract and retain employees, directors and consultants upon whose judgment, interest and contributions our success is dependent and to provide them with an equity interest in our success in order to motivate superior performance. We will provide these incentives through the grant of stock options, stock appreciation rights, stock purchase rights, stock bonuses, stock units, performance shares and performance units.

Shares Subject to 2003 Plan. Currently, a maximum of 9,550,000 of the authorized but unissued or reacquired shares of common stock may be issued under the 2003 Plan, which number of shares is reduced, at all times, by the number of shares subject to outstanding stock options, and the number of shares issued upon exercise of outstanding options granted, under our 2000 Plan. The Compensation Committee has amended the 2003 Plan, subject to stockholder approval, to increase the maximum number of shares that may be issued under the 2003 Plan to 10,550,000. However, the actual number of awards which may be granted under the 2003 Plan is reduced, at all times, by the number of stock options outstanding under our 2000 Plan. As of October 31, 2007, options to purchase 691,665 shares of our common stock were outstanding under our 2000 Plan and 5,904,480 awards of, or options to purchase shares of, our common stock were outstanding under the 2003 Plan.

Grant Limit. In order to preserve the Company’s ability to deduct compensation related to awards granted under the 2003 Plan, the 2003 Plan provides that no employee or prospective employee may be granted an award, subject to appropriate adjustment in the event of any change in our capital structure, for more than the number of shares provided below in any fiscal year (the “Grant Limit”). This Grant Limit is intended to permit compensation received by certain executive officers in connection with awards granted under the 2003 Plan to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. Performance-based compensation is not counted toward the limit on the amount of executive compensation that public companies are permitted to deduct for federal income tax purposes under Section 162(m).

Stock Option and Stock Appreciation Right Grant Limit: No employee or prospective employee may be granted within any fiscal year of the Company one or more stock options or stock appreciation rights which in the aggregate are for more than 1,000,000 shares.

Stock Purchase Rights, Stock Bonuses and Stock Units Grant Limit: Subject to appropriate adjustment in the event of any change in the capital structure of the Company, no employee or prospective employee may be granted in any fiscal year of the Company more than 200,000 stock purchase rights, stock bonuses and/or stock unit awards (all as defined in the 2003 Plan and collectively, “stock awards,”) for which the restrictions are based on performance criteria.

Performance Shares and Performance Units Grant Limit: No employee may be granted (a) performance shares which could result in such employee receiving more than 200,000 shares for each full fiscal year of the Company contained in the performance period for such award, or (b) performance units which could result in such employee receiving more than $2,000,000 for each full fiscal year of the Company contained in the performance period for such award.

Performance Criteria. In order to preserve the Company’s ability to deduct compensation related to awards granted under the 2003 Plan, the 2003 Plan provides that prior to the beginning of the applicable performance period or such later date as permitted under Section 162(m) of the Code, the Compensation Committee will establish one or more performance goals applicable to the award. Performance goals will be based on the attainment of specified target levels with respect to one or more measures of business or financial performance of the Company and each parent and subsidiary corporation consolidated therewith for financial reporting purposes, or such division or business unit of the Company as may be selected by the Compensation Committee. The Compensation Committee, in its discretion, may base performance goals on one or more measures such as revenue, gross margin, operating margin, operating income, pre-tax profit, earnings before interest, taxes, depreciation and/or amortization, net income, cash flow, expenses, stock price, earnings per share, return on stockholder equity, return on capital, return on net assets, economic value added and market share. The target levels with respect to these performance measures may be expressed on an absolute basis or relative to a standard specified by the Compensation Committee. The degree of attainment of performance measures will, according to criteria established by the Compensation Committee, be computed before the effect of changes in accounting standards, restructuring charges and similar extraordinary items occurring after the establishment of the performance goals applicable to a performance award.

Administration. The 2003 Plan administrator will be either our Board of Directors or the Compensation Committee. With respect to eligible participants who are executive officers or consultants, the 2003 Plan will be administered by the Compensation Committee, which consists of three directors, each of whom is both a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code.

Eligibility. Under the 2003 Plan, we may grant awards to our employees (including officers), directors, or consultants or any employees (including officers), directors, or consultants of our present or future parent or subsidiaries or other affiliated entities. While we may grant incentive stock options only to employees, we may grant nonstatutory stock options, stock appreciation rights, stock awards, stock units, performance shares and performance units to any eligible participant.

Stock Options. The 2003 Plan administrator may grant nonstatutory stock options, incentive stock options within the meaning of Section 422 of the Internal Revenue Code, or any combination of these.

Each option granted under the 2003 Plan must be evidenced by a written agreement between the Company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the 2003 Plan. All grants are deemed made on the first of the month following the event triggering the grant and the exercise price of each option may not be less than the fair market value of a share of common stock on the grant date. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a “Ten Percent Stockholder”) must have an exercise price equal to at least 110% of the fair market value of a share of common stock on the date of grant. On October 31, 2007, the closing price of common stock on the NASDAQ Global Market was $1.61 per share. Subject to appropriate adjustment in the event of any change in the capital structure of the Company, no employee may be granted in any fiscal year of the Company options which in the aggregate are for more than 1,000,000 shares.

The 2003 Plan provides that the option exercise price may be paid in cash, by check, or in cash equivalent, by the assignment of the proceeds of a sale with respect to some or all of the shares being acquired upon the exercise of the option, to the extent legally permitted, by tender of shares of common stock owned by the optionee having a fair market value not less than the exercise price, by such other lawful consideration as approved by the Compensation Committee, or by any combination of these. Nevertheless, the Compensation Committee may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the optionee has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted or required by the Company, through the optionee’s surrender of a portion of the option shares to the Company.

Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Compensation Committee. The maximum term of any option granted under the 2003 Plan is ten years, provided that an incentive stock option granted to a Ten Percent Stockholder must have a term not exceeding five years. The Compensation Committee will specify in each written option agreement, and solely in its discretion, the period of post-termination exercise applicable to each option.

Generally, stock options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee’s lifetime only by the optionee. However, a nonstatutory stock option may be assigned or transferred to the extent permitted by the Compensation Committee in its sole discretion.

Automatic Stock Option Grants to Non-employee Directors. The 2003 Plan also provides for automatic grants of stock options to non-employee directors in order to provide them with additional incentives and, therefore, to promote the success of our business. The 2003 Plan provides for an initial, automatic grant of an option to purchase 50,000 shares of our common stock to each non-employee director who first becomes a non-employee director after the date the 2003 Plan is effective. The 2003 Plan also provides for an annual grant of an option to purchase 25,000 shares of our common stock to each non-employee director on the first trading day of the calendar month following the date of each annual meeting of stockholders which occurs on or after the date the 2003 Plan is effective. Notwithstanding the foregoing, a non-employee director granted an initial option on, or within a period of six months prior to, the date of an annual meeting of the stockholders will not be granted an annual option with respect to that annual stockholders’ meeting. Each grant is made on the first of the month following the event triggering the grant, and the exercise price of each initial and annual option will have an exercise price per share equal to the fair market value of a share of our common stock on the grant date and will have a term of ten years. Both the initial options and the annual options granted to newly elected or appointed non-employee directors will vest and become exercisable ratably over four years after the date of grant of the option. All automatic non-employee director options granted under the 2003 Plan will be nonstatutory stock options. They must be exercised, if at all, within 12 months after a non-employee director’s termination of service with us by reason of death or disability and otherwise within three months after termination of service, but in no event later than the expiration of the option’s term. In the event of our merger with another corporation or another change in control event, all automatic non-employee director options will become fully vested and exercisable.

Stock Appreciation Rights. Each stock appreciation right granted under the 2003 Plan must be evidenced by a written agreement between the Company and the participant specifying the number of shares subject to the award and the other terms and conditions of the award, consistent with the requirements of the 2003 Plan.

A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of our common stock between the date of grant of the award and the date of its exercise. The Company may pay the appreciation either in cash or in shares of common stock. The Compensation Committee may grant stock appreciation rights under the 2003 Plan in tandem with a related stock option or as a freestanding award. A tandem stock appreciation right is exercisable only at the time and to the same extent that the related option is exercisable, and its exercise causes the related option to be canceled. Freestanding stock appreciation rights vest and become exercisable at the times and on the terms established by the Compensation Committee. The maximum term of any stock appreciation right granted under the 2003 Plan is ten years. Subject to appropriate adjustment in the event of any change in the capital structure of the Company, no employee may be granted in any fiscal year of the Company stock appreciation rights which in the aggregate are for more than 1,000,000 shares.

Stock appreciation rights are generally nontransferable by the participant other than by will or by the laws of descent and distribution, and are generally exercisable during the participant’s lifetime only by the participant.

Stock Awards. The Compensation Committee may grant restricted stock awards under the 2003 Plan either in the form of (i) a stock purchase right, giving a participant an immediate right to purchase common stock, (ii) a stock bonus, for which the participant furnishes consideration in the form of services to the Company, or (iii) a stock unit, which represents a right to receive shares of common stock at a future date determined in accordance with the participant’s award agreement. The Compensation Committee determines the purchase price payable under stock awards, which may be less than the then current fair market value of our common stock. Stock awards may be subject to vesting conditions based on such service or performance criteria as the Compensation Committee specifies, and the shares acquired may not be transferred by the participant until vested. Unless otherwise provided by the Compensation Committee, a participant will forfeit any shares of stock as to which the restrictions have not lapsed prior to the participant’s termination of service. Participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions as the original award.

No monetary payment is required for receipt of stock unit awards or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant’s services to the Company. The Compensation Committee may grant stock unit awards subject to the attainment of performance goals similar to those described in connection with performance shares and performance units, or may make the awards subject to vesting conditions similar to those applicable to restricted stock awards. Participants have no voting rights or rights to receive cash dividends with respect to stock unit awards until shares of common stock are issued in settlement of such awards. However, the Compensation Committee may grant stock units that entitle their holders to receive dividend equivalents, which are rights to receive additional stock units for a number of shares whose value is equal to any cash dividends we pay.

Subject to appropriate adjustment in the event of any change in the capital structure of the Company, no employee may be granted in any fiscal year of the Company more than 200,000 stock awards for which the restrictions are based on performance criteria.

Performance Awards. The Compensation Committee may grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the Compensation Committee determines in writing and sets forth in a written agreement between the Company and the participant. These awards may be designated as performance shares or performance units. Performance shares and performance units are unfunded bookkeeping entries generally having initial values, respectively, equal to the fair market value determined on the grant date of a share of common stock and $100 per unit. Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more predetermined performance goals are attained within a predetermined performance period. To the extent earned, performance awards may be settled in cash, shares of common stock (including shares of restricted stock) or any combination thereof. Subject to appropriate adjustment in the event of any change in the capital structure of the Company, for each fiscal year of the Company contained in the applicable performance period, no employee may be granted performance shares that could result in the employee receiving more than 200,000 shares of common stock or performance units that could result in the employee receiving more than $2,000,000. A participant may receive only one performance award with respect to any performance period.

Following completion of the applicable performance period, the Compensation Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The Compensation Committee retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be payable to the participant on the basis of the performance goals attained. However, no such reduction may increase the amount paid to any other participant. In its discretion, the Compensation Committee may provide for the payment to a participant awarded performance shares of dividend equivalents with respect to cash dividends paid on our common stock. Performance award payments may be made in lump sum or in installments. If any payment is to be made on a deferred basis, the Compensation Committee may provide for the payment of dividend equivalents or interest during the deferral period.

Unless otherwise provided by the Compensation Committee, if a participant’s service terminates due to the participant’s death, disability or retirement prior to completion of the applicable performance period, the final award value will be determined at the end of the performance period on the basis of the performance goals attained during the entire performance period but will be prorated for the number of months of the participant’s service during the performance period. If a participant’s service terminates prior to completion of the applicable performance period for any other reason, the 2003 Plan provides that, unless otherwise determined by the Compensation Committee, the performance award will be forfeited. No performance award may be sold or transferred other than by will or the laws of descent and distribution prior to the end of the applicable performance period.

Change in Control. The 2003 Plan defines a “Change in Control” of the Company as any of the following events upon which the stockholders of the Company immediately before the event do not retain immediately after the event, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the event, direct or indirect beneficial ownership of a majority of the total combined voting power of the voting securities of the Company, its successor or the corporation to which the assets of the Company were transferred: (i) a sale or exchange by the stockholders in a single or series of related transactions of more than 50% of the Company’s voting stock; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company. If a Change in Control occurs, the surviving, continuing, successor or purchasing corporation or parent corporation (the “Acquiring Corporation”) thereof may either assume all outstanding awards or substitute new awards having an equivalent value.

In the event of a Change in Control in which the outstanding stock options are assumed by the Acquiring Corporation, then the vesting on all unvested shares underlying all stock options will be accelerated by one year. Notwithstanding the foregoing, however, options granted to the Company’s outside directors whose service has not been terminated before the date of the Change of Control will become immediately exercisable, vested and payable in full as of the date ten (10) days prior to the date of the Change in Control.

In the event of a Change in Control in which the outstanding stock options and stock appreciation rights are not assumed or replaced, then all unexercisable, unvested or unpaid portions of such outstanding awards will become immediately exercisable, vested and payable in full immediately prior to the date of the Change in Control.

Any award not assumed, replaced or exercised prior to the Change in Control will terminate. The 2003 Plan authorizes the Compensation Committee, in its discretion, to provide for different treatment of any award, as may be specified in such award’s written agreement, which may provide for acceleration of the vesting or settlement of any award, or provide for longer periods of exercisability, upon a Change in Control.

Repricing. The 2003 Plan currently provides that (i) any reduction of the exercise price of any award under the 2003 Plan shall be subject to stockholder approval and (ii) canceling any award under the 2003 Plan at a time when its exercise price exceeds the fair market value of the underlying shares in exchange for another award shall be subject to stockholder approval. If the Amendment of the 2003 Plan under Proposal 2 is approved by stockholders, the Administrator will have the authority to implement the Repricing Program as described in Proposal 2.

Termination or Amendment. The 2003 Plan will continue in effect until the first to occur of (i) its termination by the Compensation Committee, (ii) the date on which all shares available for issuance under the 2003 Plan have been issued and all restrictions on such shares under the terms of the 2003 Plan and the agreements evidencing awards granted under the 2003 Plan have lapsed, or (iii) the tenth anniversary of the 2003 Plan’s effective date. The Compensation Committee or the Board of Directors may terminate or amend the 2003 Plan at any time, provided that no amendment may be made without stockholder approval if the Compensation Committee or the Board of Directors deems such approval necessary for compliance with any applicable tax or securities law or other regulatory requirements, including the requirements of any stock exchange or market system on which our common stock is then listed. No termination or amendment may affect any outstanding award unless expressly provided by the Compensation Committee or the Board of Directors, and, in any event, may not adversely affect an outstanding award without the consent of the participant unless necessary to comply with any applicable law, regulation or rule.

Summary of U.S. Federal Income Tax Consequences

The following summary of the federal income tax consequences of participation in the 2003 Plan is based upon federal income tax laws in effect on the date of this proxy statement. This summary does not purport to be complete, and does not discuss non-U.S., state or local tax consequences.

Incentive Stock Options. An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the determination date (see discussion under “Nonstatutory Stock Options” below) and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

The difference between the option exercise price and the fair market value of the shares on the determination date of an incentive stock option (see discussion under “Nonstatutory Stock Options” below) is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the optionee must sell the shares within the same calendar year in which the incentive stock options are exercised. However, such a sale of shares within the same year of exercise will constitute a disqualifying disposition, as described above.

In the event an incentive stock option is modified, such option may be considered deferred compensation and subject to the rules of new Section 409A of the Code, which provide rules regarding the timing and taxation of payment of deferred compensation. An option subject to Section 409A of the Code which fails to comply with the rules of Section 409A can result in taxation at vesting and an additional 20% tax obligation, plus penalties and interest. In addition, the amendment of an incentive stock option may convert the option from an incentive stock option to a nonstatutory stock option.

Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The “determination date” is the date on which the option is exercised unless the shares are subject to a substantial risk of forfeiture (as in the case where an optionee is permitted to exercise an unvested option and receive unvested shares which, until they vest, are subject to the Company’s right to repurchase them at the original exercise price upon the optionee’s termination of service) and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the exercise date, the optionee may elect, pursuant to Section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

In the event a nonstatutory stock option is granted at less than fair market value or is subsequently modified within the meaning of Code Section 409A, such option may be considered deferred compensation and subject to the rules of new Section 409A of the Code, which provide rules regarding the timing and taxation of payment of deferred compensation. An option subject to Section 409A of the Code which fails to comply with the rules of Section 409A can result in taxation at vesting and an additional 20% tax obligation, plus penalties and interest.

Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares of our common stock received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant, except to the extent such deduction is limited by applicable provisions of the Code. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

To the extent that a stock appreciation right is granted at less than fair market value or is subsequently modified within the meaning of Code Section 409A, such stock appreciation right may be considered deferred compensation and subject to the rules of new Section 409A of the Code, which provide rules regarding the timing and taxation of payment of deferred compensation. A stock appreciation right subject to Section 409A of the Code which fails to comply with the rules of Section 409A can result in taxation at vesting and an additional 20% tax obligation, plus penalties and interest.

Restricted Stock Awards. A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the “determination date” (as defined above under “Nonstatutory Stock Options”). If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than thirty (30) days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Performance and Restricted Stock Units Awards. A participant generally will recognize no income upon the grant of a performance share, performance units or restricted stock units award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above (see discussion under “Restricted Stock”). Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the “determination date” (as defined above under “Nonstatutory Stock Options”), will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Performance units and restricted stock units also can be considered non-qualified deferred compensation and subject to Code Section 409A, which provide rules regarding the timing and taxation of payment of deferred compensation. A grant of performance units or restricted stock units that is subject to Code Section 409A and does not meet the requirements of Code Section 409A can result in taxation at vesting and an additional 20% tax obligation plus penalties and interest to such participant.

Amended 2003 Plan Benefits

Options granted under the 2003 Plan from the 1,000,000 share reserve increase will be granted at the discretion of the Compensation Committee, and, accordingly, are not yet determinable. Benefits under the 2003 Plan from the 1,000,000 share reserve increase will depend on a number of factors, including the fair market value of the Company’s common stock on future dates, actual Company performance against performance goals established with respect to performance awards and decisions made by the participants. Consequently it is not possible to determine the benefits that might be received by participants under the 2003 Plan except that the Company will issue an annual option grant to each non-employee director as provided under the 2003 Plan. For information regarding benefits accruing to executive officers and directors as a result of the Repricing Program, refer to the discussion under Proposal 2.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the votes cast at the meeting, at which a quorum is present, either in person or by proxy, is required to approve the adoption of the amendment to the 2003 Plan. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have no effect on the vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 1.

PROPOSAL 2

APPROVAL OF AMENDMENTS TO THE 2000 STOCK OPTION PLAN, THE 2003 EQUITY INCENTIVE PLAN AND THE 2004 EQUITY INCENTIVE PLAN (FUNDWARE)

At the Special Meeting, the stockholders are being requested to approve amendments (collectively, the “Amendments”) to the 2000 Plan, the 2003 Plan and the 2004 Equity Incentive Plan (Fundware) (the “2004 Plan”), to authorize the Compensation Committee of the Company’s Board of Directors to, without obtaining stockholder approval, effect one program to amend outstanding stock options to reduce their exercise price as described below (the “Repricing Program”). The Compensation Committee will not be obligated to effect the Repricing Program upon stockholder approval unless it determines that the Repricing Program is in the best interests of the Company and its stockholders.

In this proposal, the Company’s stockholders are being asked to approve the Amendments to allow the Compensation Committee of the Board of Directors (the “Administrator”) to, without obtaining further stockholder approval but subject to the limitations described below, effect the Repricing Program at such time (if at all) that the Administrator determines is in the best interests of the Company and its stockholders. Individuals who are executive officers of the Company or members of the Board of Directors on the date of any repricing under the Repricing Program will be eligible to participate in the Repricing Program, subject to the discretion of the Administrator to exclude persons from the Repricing Program. Former employees (including former officers) and directors of the Company will not be eligible to participate, provided that any former officer who continues to serve as a director on the date the Repricing Program is implemented would only be eligible to have the portion of his outstanding options attributable to board service (as determined in the sole discretion of the Administrator) included in the Repricing Program. The Repricing Program would involve a one-time repricing of unexercised outstanding stock options having a strike price higher than the New Price (as defined below), including options held by the Company’s then-current officers and directors, subject to the following conditions: (i) the repricing shall take place within one year of the date of stockholder approval; and (ii) the repricing shall reduce the exercise price of outstanding options to the “New Price,” which shall be the price that is the greater of (A) the price that is 10% higher than the trailing 30 trading day average closing price of the Company’s common stock and (B) the price that is 5% higher than the closing sales price on the date of the repricing; provided, however, that in no event shall the New Price be less than $2.25. There would be no adjustment to the vesting or other terms of the repriced options.

On October 31, 2007, the Compensation Committee determined to seek stockholder approval to adopt the Amendments. On October 31, 2007, the closing sale price of the Company’s common stock on the NASDAQ Global Market was $1.61 per share, and options to purchase an aggregate of 6,644,545 shares of the Company’s common stock at a weighted average exercise price of $2.52 per share were outstanding under the Company’s existing stock incentive compensation plans, the significant portion of which options had exercise prices in excess of $2.25 per share.

The Company believes that the adoption of the Amendments to permit the consummation of the Repricing Program will benefit the broad base of the Company’s employees, who are the Company’s most important resource and are critical to the future growth of the Company. Stock options are an important part of the Company’s compensation program because they help motivate and reward the employees’ efforts to increase the success and growth of the Company. By granting stock options to employees, the Company further aligns the interests of the employees with those of the stockholders and motivates the employees to remain employed with the Company. Many of the Company’s employees now hold stock options with exercise prices that significantly exceed the current market price of the Company’s common stock. Consequently, these stock options have diminished value as an incentive to motivate and retain the Company’s valuable employees. The Company believes that adoption of the Amendments to permit the consummation of the Repricing Program would enable the Compensation Committee to take action to restore the appropriate financial incentives to officers, directors and employees and generally improve employee morale.

The Board of Directors is seeking stockholder approval of the Amendments for the following reasons:

•

Section 3.6 of both the 2003 Plan and the 2004 Plan requires the affirmative vote of holders of a majority of the shares of the Company’s common stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum is present or represented by proxy, before the Board of Directors can approve a program providing for the amendment of outstanding stock options and/or stock appreciation rights to reduce the exercise price thereof.

•	NASD Rule 4350(i)(1)(A) and Interpretive Material, IM-4350-5 require stockholder approval for any material amendments to a stock option or purchase plan, including any amendment to permit a repricing.

Description of the Amendments

The Amendments would amend Section 3.6 of the 2003 Plan and the 2004 Plan by adding the following text to the end of that section:

“Notwithstanding the foregoing, the Committee shall have the authority, without further action of the stockholders of the Company, to amend outstanding Options and/or SARs to reduce the exercise price thereof, subject to the following conditions: (i) any such reduction in the exercise price shall take place within one year of the date of stockholder approval of this Amendment; and (ii) the exercise price of outstanding Options and/or SARs shall be reduced to the price that is the greater of (A) the price that is 10% higher than the trailing 30 trading day average closing price of the Stock on the effective date of such reduction in exercise price and (B) the price that is 5% higher than the closing sales price of the Stock on the effective date of such reduction in exercise price; provided, however, that in no event shall the price determined in accordance with the foregoing be less than $2.25. There would be no adjustment to the vesting or other terms of the repriced options.”

In addition, the Amendments would amend Section 3.3 of the 2000 Plan to add the following text as paragraph (k):

“to: amend outstanding Options to reduce the exercise price thereof, subject to the following conditions: (i) any such reduction in the exercise price shall take place within one year of the date of stockholder approval of this Amendment; and (ii) the exercise price of outstanding Options shall be reduced to the price that is the greater of (A) the price that is 10% higher than the trailing 30 trading day average closing price of the Stock on the effective date of such reduction in exercise price and (B) the price that is 5% higher than the closing sales price of the Stock on the effective date of such reduction in exercise price; provided, however, that in no event shall the price determined in accordance with the foregoing be less than $2.25.”

Effect on Stockholders

Generally, stock options have a dilutive effect on the percentage ownership of the Company held by existing stockholders. As of October 31, 2007, options to purchase an aggregate of 6,644,545 shares of the Company’s common stock were outstanding under the 2000 Plan, 2003 Plan and 2004 Plan. As of October 31, 2007, 39% of the outstanding options had an exercise price greater than $2.25 per share. Following the adoption of the Amendments, if the Compensation Committee effects the Repricing Program, it will be more likely that a large number of these outstanding options will ultimately be exercised, causing the dilution represented by the outstanding stock options to be more likely to be realized by the existing stockholders. In addition, the trading price of the Company’s common stock may decline due to the increased likelihood of the potential dilution that would be expected to result from consummation of the Repricing Program.

Accounting Treatment

The Company will recognize additional expenses arising from the Repricing Program as required by FAS 123R, but the precise amount will depend upon the final number of shares repriced, the vesting schedule of the repriced options and the closing sales price of the Company’s common stock on the date of the repricing. Though the repricing will be effected as a unilateral amendment to the outstanding options, pursuant to FAS 123R the Company will treat the repricing as an exchange of the original options for new options, with the remaining stock-based compensation cost equal to the remaining original grant date fair value of the original options plus the incremental value of the repriced options. The incremental value will be based on the excess of the fair value of the repriced options based on current circumstances over the fair value of the original options measured immediately before their terms are modified based on current circumstances. The original, pre-repricing options will be valued based on current assumptions included in a Black-Scholes calculation, which includes the current fair value, expected term and volatility.

U.S. Federal Income Tax Consequences

For a summary of the general tax consequences associated with participation in the 2000 Plan, the 2003 Plan and the 2004 Plan, please refer to the “Summary of U.S. Federal Income Tax Consequences” included in Proposal 1 of this proxy statement.

No Solicitation or Offer to Sell

THIS PROXY STATEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR EXCHANGE, OR A SOLICITATION OF AN OFFER TO BUY OR EXCHANGE, ANY SECURITIES, NOR SHALL THERE BE ANY SALE OR EXCHANGE OF ANY SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION, SALE OR EXCHANGE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF SUCH STATE OR JURISDICTION.

Summary of the 2004 Plan

The following summary of the 2004 Plan is qualified in its entirety by the specific language of the 2004 Plan, a copy of which is available to any stockholder upon request.

General. The purpose of the 2004 Plan is to provide an incentive program under which awards may be granted as an inducement material to an individual’s entering into service with us. The 2004 Plan will enable us to attract and retain employees upon whose judgment, interest and contributions our success is dependent and to provide them with an equity interest in our success in order to motivate superior performance. We will provide these incentives through the grant of stock options, stock appreciation rights, stock purchase rights, stock bonuses, stock units, performance shares and performance units.

Shares Subject to Plan. Currently, a maximum of 500,000 of the authorized but unissued or reacquired shares of common stock may be issued under the 2004 Plan. As of October 31, 2007, options to purchase 29,650 shares of our common stock were outstanding under the 2004 Plan.

Performance Criteria. The 2004 Plan provides that the Compensation Committee may establish one or more performance goals applicable to an award. Performance goals will be based on the attainment of specified target levels with respect to one or more measures of business or financial performance of the Company and each parent and subsidiary corporation consolidated therewith for financial reporting purposes, or such division or business unit of the Company as may be selected by the Compensation Committee. The Compensation Committee, in its discretion, may base performance goals on one or more measures such as: revenue, gross margin, operating margin, operating income, pre-tax profit, earnings before interest, taxes, depreciation and/or amortization, net income, cash flow, expenses, stock price, earnings per share, return on stockholder equity, return on capital, return on net assets, economic value added and market share. The target levels with respect to these performance measures may be expressed on an absolute basis or relative to a standard specified by the Compensation Committee. The degree of attainment of performance measures will, according to criteria established by the Compensation Committee, be computed before the effect of changes in accounting standards, restructuring charges and similar extraordinary items occurring after the establishment of the performance goals applicable to a performance award.

Administration. The 2004 Plan administrator will be either our Board of Directors or the Compensation Committee. With respect to eligible participants who are executive officers, the 2004 Plan will be administered by the Compensation Committee, which consists of three directors, each of whom is both a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code.

Eligibility. Under the 2004 Plan, we may grant awards only to our employees (a) who have not previously been an employee or director of ours or (b) following a bona fide period of non-employment or non-service to us. We may grant nonstatutory stock options, stock appreciation rights, stock awards, stock units, performance shares and performance units to any eligible participant.

Stock Options. The 2004 Plan administrator may grant nonstatutory stock options. Each option granted under the 2004 Plan must be evidenced by a written agreement between the Company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the 2004 Plan. The exercise price of each option may not be less than the fair market value of a share of common stock on the date of grant.

The 2004 Plan provides that the option exercise price may be paid in cash, by check, or in cash equivalent, by the assignment of the proceeds of a sale with respect to some or all of the shares being acquired upon the exercise of the option, to the extent legally permitted, by tender of shares of common stock owned by the optionee having a fair market value not less than the exercise price, by such other lawful consideration as approved by the Compensation Committee, or by any combination of these. Nevertheless, the Compensation Committee may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the optionee has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted or required by the Company, through the optionee’s surrender of a portion of the option shares to the Company.

Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Compensation Committee. The maximum term of any option granted under the 2004 Plan is ten years. The Compensation Committee will specify in each written option agreement, and solely in its discretion, the period of post-termination exercise applicable to each option.

Generally, stock options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee’s lifetime only by the optionee. However, a nonstatutory stock option may be assigned or transferred to the extent permitted by the Compensation Committee in its sole discretion.

Stock Appreciation Rights. Each stock appreciation right granted under the 2004 Plan must be evidenced by a written agreement between the Company and the participant specifying the number of shares subject to the award and the other terms and conditions of the award, consistent with the requirements of the 2004 Plan.

A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of our common stock between the date of grant of the award and the date of its exercise. The Company may pay the appreciation either in cash or in shares of common stock. The Compensation Committee may grant stock appreciation rights under the 2004 Plan in tandem with a related stock option or as a freestanding award. A tandem stock appreciation right is exercisable only at the time and to the same extent that the related option is exercisable, and its exercise causes the related option to be canceled. Freestanding stock appreciation rights vest and become exercisable at the times and on the terms established by the Compensation Committee. The maximum term of any stock appreciation right granted under the 2004 Plan is ten years.

Stock appreciation rights are generally nontransferable by the participant other than by will or by the laws of descent and distribution, and are generally exercisable during the participant’s lifetime only by the participant.

Restricted Stock Awards. The Compensation Committee may grant restricted stock awards under the 2004 Plan either in the form of a restricted stock purchase right, giving a participant an immediate right to purchase common stock, or in the form of a restricted stock bonus, for which the participant furnishes consideration in the form of services to the Company. The Compensation Committee determines the purchase price payable under restricted stock purchase awards, which may be less than the then current fair market value of our common stock. Restricted stock awards may be subject to vesting conditions based on such service or performance criteria as the Compensation Committee specifies, and the shares acquired may not be transferred by the participant until vested. Unless otherwise provided by the Compensation Committee, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed prior to the participant’s termination of service. Participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions as the original award.

Restricted Stock Units. The Compensation Committee may grant restricted stock units under the 2004 Plan which represent a right to receive shares of our common stock at a future date determined in accordance with the participant’s award agreement. No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant’s services to the Company. The Compensation Committee may grant restricted stock unit awards subject to the attainment of performance goals similar to those described below in connection with performance shares and performance units, or may make the awards subject to vesting conditions similar to those applicable to restricted stock awards. Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of common stock are issued in settlement of such awards. However, the Compensation Committee may grant restricted stock units that entitle their holders to receive dividend equivalents, which are rights to receive additional restricted stock units for a number of shares whose value is equal to any cash dividends we pay.

Performance Awards. The Compensation Committee may grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the Compensation Committee determines in writing and sets forth in a written agreement between the Company and the participant. These awards may be designated as performance shares or performance units. Performance shares and performance units are unfunded bookkeeping entries generally having initial values, respectively, equal to the fair market value determined on the grant date of a share of common stock and $100 per unit. Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more predetermined performance goals are attained within a predetermined performance period. To the extent earned, performance awards may be settled in cash, shares of common stock (including shares of restricted stock) or any combination thereof.

Following completion of the applicable performance period, the Compensation Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The Compensation Committee retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be payable to the participant on the basis of the performance goals attained. However, no such reduction may increase the amount paid to any other participant. In its discretion, the Compensation Committee may provide for the payment to a participant awarded performance shares of dividend equivalents with respect to cash dividends paid on our common stock. Performance award payments may be made in lump sum or in installments. If any payment is to be made on a deferred basis, the Compensation Committee may provide for the payment of dividend equivalents or interest during the deferral period.

Unless otherwise provided by the Compensation Committee, if a participant’s service terminates due to the participant’s death, disability or retirement prior to completion of the applicable performance period, the final award value will be determined at the end of the performance period on the basis of the performance goals attained during the entire performance period but will be prorated for the number of months of the participant’s service during the performance period. If a participant’s service terminates prior to completion of the applicable performance period for any other reason, the 2004 Plan provides that, unless otherwise determined by the Compensation Committee, the performance award will be forfeited. No performance award may be sold or transferred other than by will or the laws of descent and distribution prior to the end of the applicable performance period.

Change in Control. The 2004 Plan defines a “Change in Control” of the Company as any of the following events upon which the stockholders of the Company immediately before the event do not retain immediately after the event, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the event, direct or indirect beneficial ownership of a majority of the total combined voting power of the voting securities of the Company, its successor or the corporation to which the assets of the Company were transferred: (i) a sale or exchange by the stockholders in a single or series of related transactions of more than 50% of the Company’s voting stock; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company. If a Change in Control occurs, the surviving, continuing, successor or purchasing corporation or parent corporation (the “Acquiring Corporation”) thereof may either assume all outstanding awards or substitute new awards having an equivalent value.

In the event of a Change in Control in which the outstanding stock options are assumed by the Acquiring Corporation, then the vesting on all unvested shares underlying all stock options will be accelerated by one year. In the event of a Change in Control in which the outstanding stock options and stock appreciation rights are not assumed or replaced, then all unexercisable, unvested or unpaid portions of such outstanding awards will become immediately exercisable, vested and payable in full immediately prior to the date of the Change in Control.

Any award not assumed, replaced or exercised prior to the Change in Control will terminate. The 2004 Plan authorizes the Compensation Committee, in its discretion, to provide for different treatment of any award, as may be specified in such award’s written agreement, which may provide for acceleration of the vesting or settlement of any award, or provide for longer periods of exercisability, upon a Change in Control.

Repricing. The 2004 Plan currently provides that (i) any reduction of the exercise price of any award under the 2004 Plan shall be subject to stockholder approval and (ii) canceling any award under the 2004 Plan at a time when its exercise price exceeds the fair market value of the underlying shares in exchange for another award shall be subject to stockholder approval. If the Amendment of the 2004 Plan is approved by stockholders, the Administrator will have the authority to implement the Repricing Program as described above.

Termination or Amendment. The 2004 Plan will continue in effect until the first to occur of (i) its termination by the Compensation Committee or the Board of Directors, (ii) the date on which all shares available for issuance under the 2004 Plan have been issued and all restrictions on such shares under the terms of the 2004 Plan and the agreements evidencing awards granted under the 2004 Plan have lapsed, or (iii) the tenth anniversary of the 2004 Plan’s effective date. The Compensation Committee may terminate or amend the 2004 Plan at any time, provided that no amendment may be made without stockholder approval if the Compensation Committee deems such approval necessary for compliance with any applicable tax or securities law or other regulatory requirements, including the requirements of any stock exchange or market system on which our common stock is then listed. No termination or amendment may affect any outstanding award unless expressly provided by the Administrator, and, in any event, may not adversely affect an outstanding award without the consent of the participant unless necessary to comply with any applicable law, regulation or rule.

Summary of the 2003 Plan

Please refer to Proposal 1 of this proxy statement for a summary of the terms of the 2003 Plan.

Summary of the 2000 Plan

The following summary of the 2000 Plan is qualified in its entirety by the specific language of the 2000 Plan, a copy of which is available to any stockholder upon request.

General. The purpose of the 2000 Plan is to provide an incentive program that will enable us to attract and retain employees and consultants upon whose judgment, interest and contributions our success is dependent and to provide them with an equity interest in our success in order to motivate superior performance. We have provided these incentives through the grant of stock options.

Shares Subject to Plan. Following the completion of the Company’s initial public offering in December 2003, the Board of Directors determined that no further options would be granted under the 2000 Plan. As of October 31, 2007, options to purchase 691,665 shares of our common stock were outstanding under the 2000 Plan. As indicated previously, the actual number of awards which may be granted under the 2003 Plan is reduced, at all times, by the number of shares subject to outstanding stock options, and the number of shares issued upon exercised or outstanding stock options granted, under the 2000 Plan.

Administration. The 2000 Plan administrator will be either our Board of Directors or the Compensation Committee. With respect to eligible participants who are executive officers or consultants, the 2000 Plan will be administered by the Compensation Committee, which consists of three directors, each of whom is both a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code.

Eligibility. Under the 2000 Plan, we may grant options to our employees (including officers), directors, or consultants or any employees (including officers), directors, or consultants of our present or future parent or subsidiaries or other affiliated entities. While we may grant incentive stock options only to employees, we may grant nonstatutory stock options to any eligible participant.

Stock Options. The 2000 Plan administrator may grant nonstatutory stock options, incentive stock options within the meaning of Section 422 of the Internal Revenue Code, or any combination of these.

Each option granted under the 2000 Plan must be evidenced by a written agreement between the Company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the 2000 Plan. The exercise price of each nonstatutory stock option may not be less than 85% of the fair market value of a share of common stock on the date of grant. The exercise price of each incentive stock option may not be less than the fair market value of a share of common stock on the date of grant. However, any option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a “Ten Percent Stockholder”) must have an exercise price equal to at least 110% of the fair market value of a share of common stock on the date of grant.

The 2000 Plan provides that the option exercise price may be paid in cash, by check, or in cash equivalent, by the assignment of the proceeds of a sale with respect to some or all of the shares being acquired upon the exercise of the option, to the extent legally permitted, by tender of shares of common stock owned by the optionee having a fair market value not less than the exercise price, by such other lawful consideration as approved by the Compensation Committee, or by any combination of these. Nevertheless, the Compensation Committee may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the optionee has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted or required by the Company, through the optionee’s surrender of a portion of the option shares to the Company.

Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Compensation Committee and in accordance with the terms of the 2000 Plan. The maximum term of any option granted under the 2000 Plan is ten years, provided that an incentive stock option granted to a Ten Percent Stockholder must have a term not exceeding five years. The Compensation Committee will specify in each written option agreement, and solely in its discretion, the period of post-termination exercise applicable to each option.

Generally, stock options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee’s lifetime only by the optionee. However, a nonstatutory stock option may be assigned or transferred to the extent permitted by the Compensation Committee in its sole discretion.

Change in Control. The 2000 Plan defines a “Change in Control” of the Company as any of the following events upon which the stockholders of the Company immediately before the event do not retain immediately after the event, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the event, direct or indirect beneficial ownership of a majority of the total combined voting power of the voting securities of the Company, its successor or the corporation to which the assets of the Company were transferred: (i) a sale or exchange by the stockholders in a single or series of related transactions of more than 50% of the Company’s voting stock; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company. If a Change in Control occurs, the surviving, continuing, successor or purchasing corporation or parent corporation (the “Acquiring Corporation”) thereof may either assume all outstanding options or substitute new awards having an equivalent value.

In the event of a Change in Control in which the outstanding stock options are assumed by the Acquiring Corporation, then the vesting on all unvested shares underlying all stock options will be accelerated by one year. In the event of a Change in Control in which the outstanding stock options are not assumed or replaced, then all unexercisable or unvested portions of such outstanding options will become immediately exercisable, vested and payable in full immediately prior to the date of the Change in Control.

Any option not assumed, replaced or exercised prior to the Change in Control will terminate. The 2000 Plan authorizes the Compensation Committee, in its discretion, to provide for different treatment of any option, as may be specified in such option’s written agreement, which may provide for acceleration of the vesting or settlement of any option, or provide for longer periods of exercisability, upon a Change in Control.

Termination or Amendment. The 2000 Plan will continue in effect until the first to occur of (i) its termination by the Compensation Committee or the Board of Directors, (ii) the date on which all shares available for issuance under the 2000 Plan have been issued and all restrictions on such shares under the terms of the 2000 Plan and the agreements evidencing options granted under the 2000 Plan have lapsed, or (iii) the tenth anniversary of the 2000 Plan’s effective date. The Compensation Committee may terminate or amend the 2000 Plan at any time, provided that no amendment may be made without stockholder approval if the Compensation Committee deems such approval necessary for compliance with any applicable tax or securities law or other regulatory requirements, including the requirements of any stock exchange or market system on which our common stock is then listed. No termination or amendment may affect any outstanding option unless expressly provided by the Compensation Committee, and, in any event, may not adversely affect an outstanding option without the consent of the participant unless necessary to comply with any applicable law, regulation or rule.

Amended Plan Benefits

The Compensation Committee has not approved any amendment to outstanding stock options to reduce their exercise price pursuant to the Repricing Program and even upon approval of this Proposal 2 will not be obligated to effect the Repricing Program unless it determines that it is in the best interests of the Company and its stockholders. In addition, the benefits to option holders under the Repricing Program will depend on the trailing 30 day average closing price of the Company’s common stock for the 30 days prior to any such repricing and the closing price of the Company’s common stock on the day of any such repricing. Consequently it is not possible to determine the benefits that might be received by participants, including executive officers and directors of the Company, under the proposed Amendments to the 2004 Plan, 2003 Plan and 2000 Plan. Only persons who are current employees and directors of the Company at the time of any Repricing Program will be eligible to participate. The table below lists all outstanding stock options held as of October 31, 2007 by executive officers and directors which may be eligible for the Repricing Program depending upon the timing of the Repricing Program and the trading price of the Company’s common stock when the repricing is effected.

Name	Number of Securities Underlying Outstanding Options (#)(1)	Current Option Exercise Price ($)	Dollar Value ($)(2)
Richard LaBarbera	325,000	2.56	*
Richard R. Davidson	200,000	3.24	*
	100,000	2.57	*
Harry E. Gruber, M.D.(3)	200,000	7.70	*
Dennis N. Berman(4)	0	—	*
Allen B. Gruber(4)	0	—	*
Alexander A. Fitzpatrick	62,500	2.57	*
	73,037	2.92
Scott Crowder	0	—	*
All current executive officers, as a group(5)	760,537	2.78	*
All current directors who are not current executive officers, as a group (7 persons)	450,000	7.14	*
All employees who are not executive officers, as a group(6)	1,366,624	3.15	*

(1)	As of October 31, 2007. Table does not include any stock options having an exercise price of $2.25 or less, as those options would not be eligible to participate in the Repricing Program.

(2)	The dollar value of any benefits to option holders under the Repricing Program (if effected) will depend on the trailing 30 day average closing price of the Company’s common stock for the 30 days prior to any such repricing and the closing price of the Company’s common stock on the day of any such repricing. Consequently it is not possible to determine the benefits that might be received by participants, including executive officers of the Company, under the proposed Amendments to the 2004 Plan, 2003 Plan and 2000 Plan.

(3)	Dr. H. Gruber is no longer an employee of the Company. However, he is still a director of the Company and will be eligible to participate as long as he is a director at the time of the Repricing Program, provided that he would only be eligible to have the portion of his outstanding options attributable to board service (as determined in the sole discretion of the Administrator) included in the Repricing Program.

(4)	Mr. A. Gruber and Mr. Berman are no longer employees of the Company and will not be eligible to participate in any Repricing Program.

(5)	Includes current executive officers Richard LaBarbera, Richard Davidson, Alexander Fitzpatrick and Scott Crowder.

(6)	Does not include options to purchase 32,000 shares that were issued to consultants, and which are not eligible for the Repricing Program.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the votes cast at the meeting, at which a quorum is present, either in person or by proxy, is required to approve the adoption of the Amendments. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have no effect on the vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This compensation discussion and analysis explains the material elements of the compensation awarded to, earned by, or paid to each of our executive officers who served as our named executive officers during the last completed fiscal year.

Compensation Program Objectives and Philosophy

The compensation committee of our board of directors currently oversees the design and administration of our executive compensation program. Our compensation committee’s primary objectives in structuring and administering our executive officer compensation program are to:

•	attract, motivate and retain talented and dedicated executive officers;

•	tie annual and long-term cash and stock incentives to achievement of measurable corporate and individual performance objectives;

•	reward individual performance; and

•	reinforce business strategies and objectives for enhanced stockholder value.

To achieve these goals, our compensation committee maintains compensation plans that tie a portion of executives’ overall compensation to key strategic goals such as financial and operational performance, as measured by metrics such as revenue, gross margins and net income. Our compensation committee evaluates individual executive performance with a goal of setting compensation at levels the committee believes are comparable with those of executives at other companies of similar size and stage of growth, while taking into account our relative performance and our own strategic goals.

The principal elements of our executive compensation program are base salary, annual cash bonus awards, long-term equity incentives in the form of stock options, other benefits and perquisites, post-termination severance and acceleration of stock option vesting for certain named executive officers upon termination and/or a change in control. Our other benefits and perquisites consist of life and health insurance benefits and a qualified 401(k) savings plan.

We view these components of compensation as related but distinct. Although our compensation committee does review total compensation, we do not believe that significant compensation derived from one component of compensation should negate or offset compensation from other components. We determine the appropriate level for each compensation component based in part, but not exclusively, on competitive benchmarking consistent with our recruiting and retention goals, our view of internal equity and consistency, and other considerations we deem relevant, such as rewarding extraordinary performance.

Determination of Compensation Awards

Our compensation committee has historically performed at least annually a strategic review of our executive officers’ compensation to determine whether they provide adequate incentives and motivation to our executive officers and whether they adequately compensate our executive officers relative to comparable officers in other similarly situated companies. Our compensation committee’s most recent review occurred in April 2007 when our compensation committee retained a compensation consulting firm to assist it in evaluating our compensation practices.

Our compensation committee meetings typically have included, for all or a portion of each meeting, not only the committee members but also our chief executive officer and our chief financial officer. For compensation decisions relating to executive officers other than our chief executive officer, our compensation committee typically considers recommendations from our chief executive officer. When determining compensation for our chief executive officer, our compensation committee takes into account, but does not rely upon, the recommendation of our chief executive officer. Compensation for the chief executive officer has been determined by discussion among and action by the members of the compensation committee acting in consultation with the other independent members of our board.

It is our policy generally to qualify compensation paid to executive officers for deductibility under Section 162(m) of the Internal Revenue Code. Section 162(m) generally prohibits us from deducting the compensation of officers that exceeds $1,000,000 unless that compensation is based on the achievement of objective performance goals. We believe our 2003 Equity Incentive Plan is structured to qualify stock options, restricted share and stock unit awards under such plan as performance-based compensation and to maximize the tax deductibility of such awards. However, we reserve the discretion to pay compensation to our officers that may not be deductible.

Benchmarking of Compensation

The compensation committee believes it is important when making its compensation-related decisions to be informed as to current practices of similarly situated companies. As a result, the compensation committee reviews third-party surveys and other information collected from public sources for executive officers at peer companies. The compensation committee also receives the recommendation of our chief executive officer on compensation for other executive officers. Historically, the compensation committee has relied only to a limited extent upon third party consultants to advise the compensation committee on compensation matters. In early 2006, the compensation committee engaged a compensation consultant to perform a limited analysis in support of the data regarding executive compensation prepared by our internal staff. The internal data compared certain aspects of our compensation program against those of 25 companies with revenue levels ranging from $40 million to $99 million in the software/services industries. In early 2007, however, the compensation committee commissioned a study conducted by an outside consulting firm that specializes in executive compensation. This study reviewed the cash and equity compensation practices of 23 companies with revenue levels ranging from $33 million to $98 million. While benchmarking may not always be appropriate as a stand-alone tool for setting compensation due to the aspects of our business and objectives that may be unique to us, we generally believe that gathering this information is an important part of our compensation-related decision-making process.

Base Compensation

We provide our named executive officers and other executives with base salaries that we believe enable us to hire and retain individuals in a competitive environment and to reward individual performance and contribution to our overall business goals, while taking into account the unique circumstances of our company. We review base salaries for our named executive officers annually and increases, if any, are based on our performance and individual performance. We also take into account the base compensation that is payable by companies that we believe to be our competitors and by other public companies with which we believe we generally compete for executives. The base salary of our chief executive officer is reviewed and recommended by our compensation committee acting in consultation with the other independent members of our board.

For 2006, our compensation committee determined that, in light of our continued losses, it was not appropriate to increase the annual base salary of any of the named executive officers above 2005 levels. In January 2006, the compensation committee approved the compensation package offered to Richard LaBarbera, who was appointed Chief Operating Officer effective as of February 13, 2006. His compensation package included a base salary of $300,000.

In April 2007, in connection with the promotion of Richard LaBarbera to chief executive officer, the compensation committee increased Mr. LaBarbera’s base annual salary by 10% to $330,000. In awarding this increase, the committee considered Mr. LaBarbera’s increased responsibilities as a result of his promotion, the base salaries paid by our peer companies to similarly situated executives and the report of our outside compensation consultant. The compensation committee believes that this increase in salary was necessary to continue to retain the services of Mr. LaBarbera in a competitive market.

In April 2007, in connection with its review of the compensation of our executive officers, the compensation committee increased Mr. Davidson’s base salary by 25% to $250,000. In awarding this increase, the committee considered the base salaries paid by our peer companies to similarly situation executives and the report of our outside compensation consultant. The compensation committee believes that this increase in salary was necessary to continue to retain the services of Mr. Davidson in a competitive market.

Annual Cash Bonus Awards

In early 2006, our compensation committee met and determined that as part of our compensation program and in order to maintain appropriate financial incentives, our executive officers should be eligible for cash bonus compensation based upon the achievement of certain performance objectives during the fiscal year. In January 2006, the compensation committee approved the compensation package offered to Richard LaBarbera, who was appointed Chief Operating Officer effective as of February 13, 2006. His compensation package included a potential bonus of up to 50% of his base salary for 2006, dependent upon satisfying performance criteria to be established by our chief executive officer and approved by the compensation committee. At each of its meetings in 2006 the compensation committee discussed the appropriate performance objectives to be considered in evaluating potential cash bonus awards for our executive officers, with a significant emphasis on financial performance objectives. In early 2007, consistent with our historical practices, the compensation committee received the recommendation of our chief executive officer regarding cash bonuses for our executive officers for our 2006 fiscal year. After consideration of our financial performance in 2006, the compensation committee determined that we would not pay any cash bonuses to executive officers for 2006 performance.

Over the course of several meetings held between January and April 2007, some of which included other independent members of our board, our compensation committee evaluated our cash bonus compensation practices in light of the objectives of our compensation program. The compensation committee also considered the impact of the turnover in executive management and the reallocation of responsibility to Mr. LaBarbera based upon his promotion and to Mr. Davidson. Based on this evaluation, our compensation committee determined that it was appropriate for our executive officers to be eligible for cash compensation pursuant to an annual cash bonus plan. In April 2007, in connection with the promotion of Richard LaBarbera to chief executive officer, the compensation committee increased Mr. LaBarbera’s target bonus amount to a maximum of 70% base annual salary and Mr. Davidson’s target bonus amount to a maximum of 50% base annual salary base. Payments under the bonus plan will be based on our financial performance as compared to the financial plan approved by our board. We believe that the performance objectives are moderately difficult to achieve and that performance at a high level while devoting full time and attention to their responsibilities will be required for our executive officers to earn their respective cash bonuses.

Equity Compensation

We believe that equity ownership by our executive officers provides important incentives to build stockholder value and align the interests of executive officers with those of our stockholders. The compensation committee develops its equity award determinations based on its judgments as to whether the complete compensation packages provided to our executives, including prior equity awards, are sufficient to retain, motivate and adequately award the executives. This judgment is based in part on information provided by reviewing the equity compensation practices of companies that we believe to be our competitors and by other public companies with which we believe we generally compete for executives.

We grant equity compensation to our executive officers and other employees under our 2003 Equity Incentive Plan. Our current executive officers are also eligible to participate in our 2003 Employee Stock

Purchase Plan. Our stock options have a 10-year contractual term. In general, the option grants are also subject to post-termination and change in control provisions. Beginning on January 1, 2006, we began accounting for stock-based payments in accordance with the requirements of FASB Statement 123R.

In early 2006, after reviewing benchmark data discussed above, the compensation committee approved option grants of 100,000 shares to our former chief executive officer and 50,000 shares each to our former executive vice president, chief product officer, and our former executive vice president, corporate development. In addition, in January 2006, the compensation committee approved the compensation package offered to Richard LaBarbera, who was appointed Chief Operating Officer effective as of February 13, 2006. His compensation package included an option grant of 325,000 shares.

Over the course of several meetings held between January and April 2007, some of which included other independent members of our board, our compensation committee evaluated our equity incentive practices in light of the objectives of our compensation program. The compensation committee also considered the input of our outside compensation consultant and the impact of the turnover in executive management and the reallocation of responsibility to Mr. LaBarbera based upon his promotion and to Mr. Davidson. Based on this evaluation, our compensation committee determined that it was appropriate to make additional grants of options to these executive officers. In April 2007, in connection with the promotion of Richard LaBarbera to chief executive officer, the compensation committee granted Mr. LaBarbera options to purchase 500,000 shares of our common stock. Options to purchase 250,000 shares vest over a four year period. Vesting of the remaining 250,000 shares is contingent upon meeting certain financial performance targets: options to purchase 125,000 shares of which vest contingent upon the achievement of board-approved financial performance targets for the 2007 fiscal year and the remaining 125,000 shares vest contingent upon the achievement of board-approved financial performance targets for the 2008 fiscal year. In addition, Richard Davidson was granted an option to purchase 100,000 shares of common stock. Options to purchase 50,000 shares vest over four years. Vesting of the remaining 50,000 shares is contingent upon meeting certain financial performance targets: options to purchase 25,000 shares of which vest contingent upon the achievement of board-approved financial performance targets for the 2007 fiscal year and the remaining 25,000 shares vest contingent upon the achievement of board-approved financial performance targets for the 2008 fiscal year.

Executive Benefits and Perquisites

Pursuant to the terms of our offer letter to Mr. LaBarbera dated January 23, 2006, and in connection with his employment as our chief operating officer, Mr. LaBarbera is entitled to receive certain relocation reimbursements during his first 12 months of employment with us. These reimbursements were fully refundable to us had Mr. LaBarbera resigned during the 12 month period following his date of hire. Fifty percent of these payments continue to be refundable should Mr. LaBarbera resign during the second 12 month period following his date of hire.

All of our executives are eligible to participate in our employee benefit plans, including medical, dental, life insurance and 401(k) plans. These plans are available to all salaried employees and do not discriminate in favor of executive officers. It is generally our policy not to extend significant perquisites to our executives that are not available to our employees generally. We have no current plans to make changes to levels of benefits and perquisites provided to executives.

Change in Control and Severance Benefits

Pursuant to the offer letters issued to Mr. LaBarbera and to Mr. Davidson in connection with their hiring, we provide these officers the opportunity to receive additional compensation and benefits in the event of severance or change in control. Our severance and change in control provisions are summarized below in “—Employment Agreements” and “—Potential Payments upon Termination or Change in Control.” Our analysis indicates that our severance and change in control provisions are consistent with the provisions and benefit levels of other companies disclosing such provisions as reported in public SEC filings. We believe our arrangements with our executive officers are reasonable.

Report of the Compensation Committee

The compensation committee establishes and oversees the design and functioning of our executive compensation program. We have reviewed and discussed the foregoing Compensation Discussion and Analysis with the management of the Company. Based on this review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K/A for the year ended December 31, 2006.

COMPENSATION COMMITTEE

Hector Garcia-Molina

Robert J. Korzeniewski

Deborah D. Rieman

Summary Compensation Table

The following table summarizes the compensation paid to or earned by our Chief Executive Officer, Chief Financial Officer and our other three most highly compensated executive officers whose total annual salary and bonus during the fiscal year ended December 31, 2006 exceeded $100,000 (the “named executive officers”).

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Richard LaBarbera President, Chief Executive Officer and Director(2)	2006	264,808	—	291,682	29,566	(5)	586,056

Richard R. Davidson Chief Financial Officer	2006	200,769	—	239,212	—		439,981

Harry E. Gruber, M.D. Former President, Chief Executive Officer and Chairman of the Board of Directors. Current Director(3)	2006	150,576	—	310,540	—		461,116

Dennis N. Berman Former Executive Vice President, Corporate Development. Current Vice Chairman of the Board of Directors(4)	2006	165,634	—	296,508	—		462,142

Allen B. Gruber Former Executive Vice President, Chief Product Officer and Director(5)	2006	144,326	—	276,059	—		420,385

(1)	Represents the dollar amount recognized for financial statement reporting purposes with respect to fiscal 2006 for the fair value of stock options granted in prior fiscal years, in accordance with SFAS 123R. Assumptions used in the calculation of this amount are set forth in Note 8 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2006.

(2)	Mr. LaBarbera’s began his employment with us on February 13, 2006 as our chief operating officer, at an annual salary of $300,000. Mr. LaBarbera was appointed to the office of president on February 8, 2007 and chief executive officer on February 28, 2007. He was also elected to our board of directors on February 28, 2007.

(3)	As of February 8, 2007, Dr. Gruber resigned as president and Mr. Berkeley replaced Dr. H. Gruber as chairman of the board of directors. As of February 28, 2007 Dr. Gruber resigned as our chief executive officer. Dr. Gruber continues to serve on our board of directors.

(4)	On March 15, 2007 Mr. Berman ceased to serve as our executive vice president, corporate development. On February 8, 2007, Mr. Berman’s position as vice chairman of the board of directors was eliminated. Mr. Berman continues to serve on our board or directors.

(5)	Mr. A. Gruber resigned as a member of our board of directors and as an executive officer on February 8, 2007. Dr. Gruber and Mr. A. Gruber are brothers.

(6)	Mr. LaBarbera received approximately $14,907 in executive relocation benefits and $14,658 in the form of a housing allowance.

Grants of Plan-Based Awards in 2006

The following table sets forth certain information with respect to stock options granted to the individuals named in the Summary Compensation Table during the fiscal year ended December 31, 2006.

In the fiscal year ended December 31, 2006, we granted options to purchase up to an aggregate of 2,484,164 shares of our common stock to employees, directors and consultants. All options have a term of ten years. The percentage of total options granted is based upon an aggregate of 2,484,164 options granted during 2006.

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Richard LaBarbera	2/13/2006	1/18/2006	—	—	—	—	325,000	—	2.56	568,167
	N/A	N/A	—	132,404	132,404	—	—	—	—	—
Richard R. Davidson	N/A	N/A	—	100,000	100,000	—	—	—	—	—
Harry E. Gruber, M.D.	3/9/2006	—	—	—	—	—	100,000	—	2.13	145,483
Dennis N. Berman	3/9/2006	—	—	—	—	—	50,000	—	2.13	72,742
Allen B. Gruber	3/9/2006	—	—	—	—	—	50,000	—	2.13	72,742

Outstanding Equity Awards at December 31, 2006

The following table sets forth for the number of securities underlying outstanding option awards under our equity compensation plans for each named executive officer as of December 31, 2006. There are no outstanding shares of restricted stock held by our named executive officers as of December 31, 2006.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date
	Exercisable	Unexercisable
Richard LaBarbera	0	325,000	(1)	2.56	2/13/2016
Richard R. Davidson	82,025	117,975	(2)	3.24	5/11/2015
	29,447	70,553	(2)	2.57	10/27/2015
Harry E. Gruber, M.D.	121,167	78,833	(2)	7.70	7/28/2014
	0	100,000	(1)	2.13	3/9/2016
Dennis N. Berman	121,167	78,833	(2)	7.70	7/28/2014
	0	50,000	(1)	2.13	3/9/2016
Allen B. Gruber	121,167	78,833	(2)	7.70	7/28/2014
	0	50,000	(1)	2.13	3/9/2016

(1)	The shares underlying this option vest over a four-year period; 25% of the options underlying the grant become exercisable on the first anniversary of the date of grant and the remaining 75% of shares with respect to such grant vest monthly over the remaining three years.

(2)	The shares underlying this option vest over a four-year period; 25% of the options underlying the grant become exercisable on the first anniversary of the date of grant and the remaining 75% of shares with respect to such grant vest daily over the remaining three years.

Option Exercises and Stock Vested

There were no exercises of stock options by any of our named executive officers during 2006. None of our named executive officers have been granted any shares of restricted stock.

Employment Agreements

Executive Employment Agreement with Richard LaBarbera

On August 1, 2007, we entered into an Executive Employment Agreement with Richard LaBarbera, our President and Chief Executive Officer, pursuant to which, among other things, Mr. LaBarbera will receive an annual base salary of $330,000 and will be eligible for an annual performance-based bonus of up to 70% of his base salary based on the achievement of certain goals and objectives established by us. In addition, if Mr. LaBarbera is terminated without cause, he will be eligible to receive continued payment of his annual base salary and health care coverage, as in effect on the date of such termination, for 12 months. If within the period two months prior to and two years following a change in control Mr. LaBarbera resigns for good reason or is terminated without cause, Mr. LaBarbera will be eligible to receive (i) in a lump sum within 15 business days after the date of termination, an amount equal to the sum of his base salary in effect at the time of termination and the maximum annual bonus for which he is eligible at the time of termination, (ii) health care coverage as in effect on the date of termination for 12 months and (iii) immediately vesting of 100% of all restricted stock, unvested stock options and other equity based compensation awards held by him as of the date of such termination. In addition, subject to certain conditions set forth in the Executive Employment Agreement, Mr. LaBarbera will continue to be reimbursed for certain documented costs and expenses incurred directly in connection with his maintenance of a residence in San Diego and, as applicable, certain relocation costs and expenses.

Offer Letter to Richard Davidson

Pursuant to our offer letter to Mr. Davidson dated May 7, 2005, Mr. Davidson is entitled to receive an initial annual salary of $200,000 and is eligible for an annual performance bonus of up to 50% of his base salary, based on financial and other performance criteria. Compensation for Mr. Davidson is subject to normal periodic review by our compensation committee. Mr. Davidson’s current base salary, as approved by our board of directors, is $250,000, and he is currently eligible to receive an annual bonus of up to 50% of his annual base salary. Mr. Davidson is eligible to participate in any and all plans providing general benefits to our employees, subject to the provisions, rules and regulations applicable to each such plan. Mr. Davidson’s employment may be terminated at any time, with or without cause, by Mr. Davidson or us.

In addition, pursuant to the terms of the offer letter, Mr. Davidson received options to purchase 200,000 shares of our common stock under the 2003 Plan. This option was granted on May 11, 2005, with an exercise price of $3.24 per share. Under the terms of the offer letter, options to purchase 50% of the unvested shares underlying the stock option granted to him in connection with our offer of employment (options to purchase 58,988 shares of common stock as of December 31, 2006) will vest upon the consummation of a change of control (as that term is defined in the 2003 Plan).

Employment Agreement with Alexander Fitzpatrick

On October 4, 2007, we entered into an Executive Employment Agreement with Alexander A. Fitzpatrick, our Senior Vice President, General Counsel and Secretary. If Mr. Fitzpatrick is terminated without cause, he will be eligible to receive continued payment of his annual base salary and health care coverage, as in effect on the date of such termination, for six months. If within the period two months prior to and two years following a change in control Mr. Fitzpatrick resigns for good reason or is terminated without cause, Mr. Fitzpatrick will be eligible to receive (i) in a lump sum within 15 business days after the date of termination, an amount equal to the sum of 50% of his base salary in effect at the time of termination and 50% of the maximum annual bonus for which he is eligible at the time of termination, (ii) health care coverage as in effect on the date of termination for six months and (iii) immediately vesting of 100% of all restricted stock, unvested stock options and other equity based compensation awards held by him as of the date of such termination.

Offer Letter to Scott Crowder

In April 2007, we entered into an employment offer letter with Scott Crowder, our Chief Technology Officer in connection with his offer of employment. Pursuant to the employment offer letter, Mr. Crowder will receive a signing bonus of $15,000, an annual salary of $235,000 and will be eligible for an annual performance-based bonus of up to fifty percent of his base salary based on financial and other performance criteria to be established by our Chief Executive Officer. In addition, Mr. Crowder was granted, on the date of his commencement of employment, an option to purchase 200,000 shares of the Company’s common stock under the 2003 Plan, which shares shall vest over a four year period. In the event of termination without Cause or Mr. Crowder’s voluntary termination with Good Reason (as such terms are defined in the Stock Option Agreement to the 2003 Plan) not in connection with a Change of Control of the Company (as such term is defined in the 2003 Plan), Mr. Crowder shall receive severance payments equal to 50% of his then-current base salary, a pro rata amount of any target bonus applicable in the year of termination, and health and dental premiums through COBRA for a period of up to six months. In the event of termination without Cause or Mr. Crowder’s voluntary termination with Good Reason within the two months prior to or 12 months following a Change of Control of the Company, Mr. Crowder shall receive the above severance benefits plus the acceleration of all stock options, including the stock option grant of 200,000 disclosed above and any subsequent stock option grant to Mr. Crowder.

Potential Payments upon Termination or Change in Control

Pursuant to our offer letter to Mr. LaBarbera dated January 23, 2006, in the event of his termination without cause (as that term is defined in the stock option agreement to our 2003 Equity Incentive Plan), Mr. LaBarbera is entitled to receive severance payments equal to 50% of his then current base salary plus health and dental premiums through COBRA for a period of up to six months. As of December 31, 2006, Mr. LaBarbera’s base salary was $300,000.

Pursuant to our offer letter to Mr. Davidson dated May 7, 2005, 50% of the unvested shares underlying the stock option granted to him in connection with our offer of employment (options to purchase 58,988 shares of common stock as of December 31, 2006) will vest upon the consummation of a change of control (as that term is defined in our 2003 Equity Incentive Plan).

The amount of severance and other benefits for each named executive officer in the event a change in control had occurred at December 31, 2006 is set forth below. The values related to vesting of stock options are based upon the fair market value of our common stock on the NASDAQ Global Market on December 29, 2006, the last trading day of our fiscal year.

Name	Aggregate Severance Payments	Continuation of Healthcare Benefits	Accelerated Vesting of Stock Options without a Qualifying Termination	Accelerated Vesting of Stock Options with a Qualifying Termination
Richard LaBarbera	$150,000	$6,608	—	—
Richard R. Davidson	—	—	$70,397	$70,397
Harry E. Gruber, M.D.	—	—	—	—
Dennis N. Berman	—	—	—	—
Allen B. Gruber	—	—	—	—

The amount of severance and other benefits for each named executive officer in the event the executive officer had been terminated without cause as of December 31, 2006 is set forth below.

Name	Aggregate Severance Payments	Continuation of Healthcare Benefits
Richard LaBarbera	$150,000	$6,608
Richard R. Davidson	—	—
Harry E. Gruber, M.D.	—	—
Dennis N. Berman	—	—
Allen B. Gruber	—	—

Equity Compensation Plan Information

Information about our equity compensation plans at December 31, 2006 that were either approved or not approved by our stockholders was as follows:

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Shares Remaining Available for Future Issuance
Equity compensation plans approved by our stockholders(1)	5,999,572	$3.20	3,625,112	(2)
Equity compensation plans not approved by our stockholders(3)	45,726	$4.36	454,274

(1)	Includes our 2000 Stock Option Plan, 2003 Equity Incentive Plan and our 2003 Employee Stock Purchase Plan. However, no future grants may be made under our 2000 Stock Option Plan.

(2)	Includes 1,366,843 shares reserved for issuance under our 2003 Employee Stock Purchase Plan.

(3)	Includes our 2004 Equity Incentive Plan (Fundware).

Under the 2004 Equity Incentive Plan (Fundware) (the “Fundware Plan”), which was approved by our board of directors, non-qualified stock options, restricted stock, restricted stock units, stock appreciation rights and dividend equivalent rights (collectively, “Awards”) may be issued. Awards may be granted under the Fundware Plan only to employees of the Company (i) who have not previously been an employee or director of the Company, or (ii) following a bona fide period of non-employment or non-service to the Company. Further, Awards under the Fundware Plan are granted as a material inducement to the employee’s entering into service with the Company. The board of directors, or a committee designated by the board of directors, administers the Fundware Plan. The administrator has the sole discretion to interpret any provision of the Fundware Plan, and to determine the terms and conditions of Awards granted under the Fundware Plan. The Fundware Plan shall continue in effect for a term of ten (10) years after it was adopted unless sooner terminated.

DIRECTOR COMPENSATION

Summary of Director Compensation

For our fiscal year ended December 31, 2006 and through May 2, 2007, each of our non-employee directors earned a stipend of $1,000 per month of service. On May 3, 2007, and in connection with a report on director compensation by an independent consultant, our compensation committee proposed changes in our director compensation program that were adopted by our full board of directors that day. Commencing on May 3, 2007, our directors will be compensated on an annual basis as follows:

•	Each of our non-employee directors will receive a base fee of $25,000.

•	The chairman of our board of directors, who is a non-employee director, will receive an additional fee of $10,000.

•	The chairman of our audit committee will receive an additional fee of $6,000, and the other members of our audit committee will receive $3,000.

•	The chairman of our compensation committee will receive an additional fee of $4,000.

•	The chairman of our nominating committee will receive an additional fee of $3,000.

Directors are reimbursed for reasonable expenses incurred with attending board of director and committee meetings.

Also on May 3, 2007, our board of directors approved a program whereby non-executive directors can choose to receive restricted stock in lieu of cash compensation. The compensation committee adopted this plan in order to conserve cash that would otherwise be paid to such non-employee directors. Directors choosing to receive restricted stock instead of cash compensation will receive such grants once per calendar year under the 2003 Equity Incentive Plan. Vesting of the restricted stock will occur monthly on a pro rata basis, with 1/12 of the grant vesting on the first of each month of continued service as a non-employee director. Unvested restricted stock is subject to forfeiture in the event that the recipient terminates his or her service to the board. Beginning in 2008, such annual stock grants will be valued on the first trading day of each calendar year. Each non-employee director was also given the opportunity to elect to receive earned but unpaid director fees for periods prior to May 3, 2007 in the form of fully vested shares of restricted stock to be issued under the 2003 Equity Incentive Plan.

Upon election to our board of directors, each of our non-employee directors is granted an initial option to purchase up to 50,000 shares of our common stock at the then fair market value pursuant to the terms of our 2003 Equity Incentive Plan. In addition, each non-employee director is automatically granted an option to purchase up to 25,000 shares of our common stock if he or she remains on the board of directors on the date of each annual meeting of stockholders (unless he or she joined our board of directors within six months of such meeting). Twenty-five percent (25%) of such grants vest one year after their date of grant, and the remaining 75% are to vest in equal daily installments over a period of three years thereafter. Such vesting is conditioned on continued status as one of our directors. The options and unvested shares of restricted stock granted in accordance with the preceding paragraph will become fully vested immediately prior to a change in control of the Company. Our directors are also eligible for discretionary option grants under the terms of our 2003 Equity Incentive Plan. Other than as described above, our board of directors made no changes to our equity compensation grant practices for directors for the fiscal year ending December 31, 2007.

Director Compensation Table

The following table summarizes compensation that our directors (other than directors who are named executive officers) earned during 2006 for services as members of our board of directors.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Alfred R. Berkeley (2)	12,000	176,184	188,184
Hector Garcia-Molina (3)	12,000	176,184	188,184
Philip Heasley (4)	12,000	176,184	188,184
Robert Korzeniewski (5)	12,000	176,184	188,184
Deborah Rieman (6)	12,000	176,184	188,184

(1)	Valuation based on the dollar amount of option grants recognized for financial statement reporting purposes pursuant to SFAS 123R with respect to 2006. The assumptions we used with respect to the valuation of option grants are set forth in Note 8 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2006.

(2)	Mr. Berkeley had options to purchase 125,000 shares of common stock outstanding as of December 31, 2006.

(3)	Dr. Garcia-Molina had options to purchase 135,000 shares of common stock outstanding as of December 31, 2006.

(4)	Mr. Heasley had options to purchase 125,000 shares of common stock outstanding as of December 31, 2006.

(5)	Mr. Korzeniewski had options to purchase 125,000 shares of common stock outstanding as of December 31, 2006.

(6)	Dr. Rieman had options to purchase 75,000 shares of common stock outstanding as of December 31, 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of the shares of our common stock as of November 15, 2007, by (i) each person we know to be the beneficial owner of 5% or more of the outstanding shares of our common stock, (ii) each executive officer listed in the Summary Compensation Table, (iii) each of our directors and (iv) our current executive officers and directors as a group. The address for all named executive officers and directors is c/o Kintera, Inc., 9605 Scranton Road, Suite 200, San Diego, California 92121.

Except in cases in which community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by such stockholder.

Name or Group of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned (1)
5% Stockholder:
Magnetar Capital Partners LLC (2) 1603 Orrington Avenue, 13th Floor Evanston, IL 60210	4,161,400		10.3%

Coghill Capital Management, LLC (3) One N. Wacker Dr., #4350 Chicago, IL 60606	4,026,841		10.0%

Diker Management, LLC (4) 745 Fifth Avenue, Suite 1409 New York, NY 10151	3,715,546		9.2%

Financial & Investment Management Group, Ltd. (5) 111 Cass Street Traverse City, MI 49684	3,687,597		9.1%

Named Executive Officers:
Harry E. Gruber, M.D. (6)	4,318,941		10.6%
Allen B. Gruber (7)	3,531,500		8.8%
Dennis N. Berman (8)	3,333,922		8.3%
Richard R. Davidson (9)	214,278		*
Richard LaBarbera (10)	285,430		*

Directors:
Hector Garcia-Molina, Ph.D. (11)	105,443		*
Alfred R. Berkeley III (12)	214,740		*
Deborah D. Rieman, Ph.D. (13)	64,740		*
Robert J. Korzeniewski, C.P.A. (14)	116,740		*
Philip Heasley (15)	134,740		*
Mitchell Tuchman (16)	0		*

Executive officers and directors as a Group (10 persons):	12,510,006	(17)	30.0%

*	Represents less than 1%

(1)	Applicable percentage ownership is based on 40,333,993 shares of our common stock outstanding as of November 15, 2007. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, based on factors including voting and investment power with respect to shares, subject to the applicable community property laws. Shares of our common stock subject to options or warrants currently exercisable, or exercisable within 60 days after November 15, 2007, are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person.

(2)	Based solely on information provided on a Schedule 13G filed by Magnetar Capital Partners LLC with the SEC on June 1, 2007. According the Schedule 13G, as of May 31, 2007, each of Magnetar Capital Partners, Supernova Management LLC and Alec N. Litowitz may be deemed to be the beneficial owners of 4,161,400 shares, and Magnetar Financial may be deemed to beneficially own 2,847,337 shares.

(3)	Based solely on information provided on a Schedule 13G filed by Coghill Capital Management LLC with the SEC on August 23, 2007, 2007. Pursuant to the Schedule 13G, CCM Master Qualified Fund, Ltd.; Coghill Capital Management, L.L.C. and Clint D. Coghill are deemed to beneficially own and have shared voting and dispositive powers with respect to such shares. Mr. Coghill is the managing member of Coghill Capital Management, L.L.C., an entity which serves as the investment manager of CCM Master Qualified Fund, Ltd.

(4)	Based solely on information provided on a Schedule 13G/A filed by Diker Management, L.L.C. with the SEC on February 8, 2007. Pursuant to the Schedule 13G/A, as the sole general partner of the Diker Funds, Diker GP are deemed to beneficially own and have shared voting and dispositive powers with respect to such shares. Diker Management serves as the investment manager of the Diker Funds. Accordingly, Diker Management may be deemed the beneficial owner of shares held by the Diker Funds. Charles M. Diker and Mark N. Diker are the managing members of each of Diker GP and Diker Management, and in that capacity direct their operations.

(5)	Based solely on information provided on a Schedule 13G filed Financial & Investment Management Group, Ltd. with the SEC on February 7, 2007. According the Schedule 13G, as of January 30, 2007, Financial & Investment Management Group, Ltd. is a registered investment advisor, managing individual client accounts. All shares represented on the Schedule 13G are held in accounts owned by the clients of Financial & Investment Management Group, Ltd. Because of this, Financial & Investment Management Group, Ltd. disclaims beneficial ownership.

(6)	Includes 3,713,566 shares held by Harry E. Gruber & Joan D. Cunningham TR DTD 7/12/1988, 385,000 shares held by the Gruber Children 1992 Trust and the option to purchase 220,375 shares of our common stock exercisable within 60 days of November 15, 2007.

(7)	Mr. A. Gruber resigned as a member of our board of directors and as an executive officer on February 8, 2007.

(8)	Includes 3,333,922 shares held by Mr. Berman, 350,000 shares held by Molino Associates, LLC and 50 shares held by Mr. Berman as custodian for one of his children under the Uniform Transfer to Minors Act. On March 15, 2007, Mr. Berman ceased to serve as our executive vice president. His term as a director expired at the 2007 Annual Meeting.

(9)	Includes options to purchase 214,278 shares of our common stock exercisable within 60 days of November 15, 2007, held in the name of Mr. Davidson.

(10)	Includes options to purchase 285,430 shares of our common stock exercisable within 60 days of November 15, 2007, held in the name of Mr. LaBarbera.

(11)	Includes options to purchase 105,443 shares of our common stock exercisable within 60 days of November 15, 2007, held in the name of Dr. Garcia-Molina.

(12)	Includes options to purchase 95,443 shares of our common stock exercisable within 60 days of November 15, 2007, held in the name of Mr. Berkeley.

(13)	Includes options to purchase 45,443 shares of our common stock exercisable within 60 days of November 15, 2007, held in the name of Dr. Rieman.

(14)	Includes options to purchase 95,443 shares of our common stock exercisable within 60 days of November 15, 2007, held in the name of Mr. Korzeniewski.

(15)	Includes options to purchase 95,443 shares of our common stock exercisable within 60 days of November 15, 2007, held in the name of Mr. Heasley.

(16)	Mr. Tuchman was appointed to our Board of Directors on May 18, 2007.

(17)	Current executive officers include Mr. LaBarbera, Mr. Davidson, Mr. Fitzpatrick and Mr. Crowder. Includes options to purchase 189,532 shares of our common stock exercisable within 60 days of November 15, 2007, held in the name of Alexander Fitzpatrick.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Alexander A. Fitzpatrick

Senior Vice President,

General Counsel and Secretary

San Diego, California

December     , 2007

BEFORE RETURNING IT IN THE ENCLOSED ENVELOPE, YOU MUST DETACH THIS PORTION OF THE PROXY CARD

KINTERA, INC.

		FOR	AGAINST	ABSTAIN
1.	Approval of the amendment to the 2003 Equity Incentive Plan which increases the number of authorized shares of Common Stock, par value $0.001, from 9,550,000 to 10,550,000 shares.	☐	☐	☐

2.	Approval of the amendments to the 2000 Stock Option Plan, 2003 Equity Incentive Plan, and 2004 Equity Incentive Plan (Fundware) to authorize the Compensation Committee of the Board of Directors to effect a repricing of outstanding stock options under these plans.	FOR ☐	AGAINST ☐	ABSTAIN ☐

If you wish to vote in accordance with the recommendations of management, all you need to do is sign and return this card. The Trustee cannot vote your shares unless you sign and return the card.

Please sign exactly as your name is printed. Each joint tenant should sign. Executors, administrators, trustees and guardians should give full titles when signing. Corporations and partnerships should sign in full the corporate or partnership name by an authorized person. Please mark, sign, date and return your Proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States.

Dated: , 200

Signature

Signature

\*/ Please Detach Here \*/

\*/ DETACH PROXY CARD HERE \*/

This Proxy is solicited on behalf of the Board of Directors of

Kintera, Inc.

Special Meeting of Stockholders to be held on December     , 2007

The undersigned hereby appoints Richard LaBarbera and Alexander Fitzpatrick, and each of them, proxyholders, each with full power of substitution to vote all of the shares of stock of Kintera, Inc. (the “Company”) which the undersigned may be entitled to vote at the Special Meeting of Stockholders of the Company to be held at the Company’s offices at 9605 Scranton Road, Suite 200, San Diego, California on             , December     , 2007 at   :00   .m. (Pacific Time) and at any continuation, postponement or adjournments thereof, with respect to the following matters, which were more fully described in the Proxy Statement dated December     , 2007, receipt of which is hereby acknowledged by the undersigned.

This proxy will be voted as directed. Unless otherwise directed, this proxy will be voted (1) FOR the amendment to our 2003 Equity Incentive Plan which increases the number of authorized shares of Common Stock, par value $0.001, from 9,550,000 to 10,550,000 shares, and (2) FOR the amendments to our 2000 Stock Option Plan, 2003 Equity Incentive Plan, and 2004 Equity Incentive Plan (Fundware) to authorize the Compensation Committee of the Board of Directors to effect a repricing of outstanding stock options under these plans.

This proxy is valid only when signed and dated.

See Reverse Side